TERMS AND CONDITIONS OF THE DEBENTURES

1.    Repayment of face value of Debentures
      1.1 The face value of the Debentures, as well as any outstanding amounts due on the return on investment, shall be paid to the lender on the fifth (5th) calendar anniversary of the closing date.

2.    Conversion
      2.1 At the sole option of a holder, the face value of each Debenture in whole or in part can be converted, each year, for a maximum of twenty percent (20%) of the face value per year into Common Shares of the Company, at the price of $1.00 US per share.
      2.2 The right to convert shall automatically expire two (2) months after the anniversary date of each subscription. Notwithstanding the foregoing, the holder of a Debenture shall have the right, once during the five (5) year term, to carry forward one (1) twenty percent (20%) conversion right, which shall then be distributed equally over the remaining term.
      2.3 To exercise his right the holder of a Debenture shall give the Trustee, written notice of his intention, at least fourteen (14) days prior to the expiration date. The notice shall stipulate the amount the holder intends to convert into common shares of the Company.
      2.4 Notwithstanding the above, in the event, the company issues common treasury shares to the public, to institutions or through private placements, holders of unit will have the right to immediately exercise in full the conversion right all or in part, the face value of his unit at the price stipulated above.
      2.5 Notwithstanding the above, in case of default by the company of its obligations under this proposal, the Holder will have the right to convert, all or in part, the face value of its unit at the price stipulated above.

3.    Subscription Price
      3.1   $250,000 US per Debenture.

4.    Minimum Subscription per Holder
      4.1   One Debenture "A".

5.    Payment Date
      5.1 All amounts shall be paid in the hands of Attorney of the creditors at the closing dates stipulated above.
      5.2 If the Company does not receive the subscription amount, the subscription shall become null and void without any indemnity and without further notice.

6.    Hold Period
      6.1   Twelve (12) months from the date of subscription of each Unit.

7.    Reporting Issuer Status
      7.1 The Company Newtech Brake Corp. (OTC BB: NWTB) is currently a reporting issuer with the Security Exchange Commission (SEC) in the USA and has its head office in the Province of Quebec. The Company owns 100% of Newtech Brake MFG (Suzhou) Co Ltd, a Chinese Company, located at Block B, Factory Building, 58 Tangyuan Road, Suzhou 215021 (Jiangsu Province) P.R. of China.

8.    Minimum Subscription
      8.1 The offering for Debentures "A" is subject to a minimum subscription amount of $5,000,000 US The maximum net proceeds from the purchase of Debenture "A" is $9,500,000 US, after deducting the expenses of the offering, estimated to be $500,000 US.

9.    Closing Date(s)
      9.1 For Debentures "A" the closing date shall occur the earlier of: the date the minimum subscription amount of Five Million Dollars has been subscribed for or June 30, 2005. If the minimum amount has not been subscribed for on this date, the issue will be cancelled and all monies received will be returned to the subscribers without interest or indemnity.

10.   Attorney of the creditors
      10.1 The Company shall appoint Credit Suisse Trust to act as the attorney of the creditors hereunder.

11.   Duties of the Attorney of the creditors
      11.1 The Attorney of the creditors shall act under the terms of a power of attorney deed. He shall, for the subscriptions of Debenture "A", receive and hold all funds in connection therewith, until the minimum amount of $5,000,000.00 US is reached, at which time he shall released the funds to the Company. The Attorney of the creditors shall also receive the initial advance of fifteen percent (15%) of the face value of the Debenture, as well as the amounts payable by the Company on each sale of brakes, and deal with same in accordance with the terms of this offering.

12.   Maturity
      12.1 Each Debenture shall have its own maturity date. The maturity date shall be the last day of the 60th month following its subscription date.

13.   Conditions
      13.1 These debentures Series "A" form part of a loan agreement, power attorney agreement and moveable hypothec agreement as well as any other documents necessary for the implementation of these presents.

14.   Security
      14.1 The holders of Debentures shall have no specific guarantee on the assets of the Company. However, the Company agrees to grant, by way of a specific movable hypothec on three licenses granted by Newtech Group International Inc. for the sale and production of heavy duty brake for trucks.
      14.2 Subject to the above, the Company shall have the right to grant security on its assets for its operations in its normal course of business, without restriction.
      14.3 Newtech Group International Inc. has agreed to the transfer of the security to the Attorney of the creditors .
      14.4 Debentures Series "A" shall rank pari passu with debentures Series "B" in respect to the payment of the return on investment and repayment of capital.

15.   Events Of Default
      15.1  The Company shall be deemed to be in default of this agreement if:
            15.1.1  it fails to repay the face  value of the  Debentures  at
                    Maturity   or  make  any   payment   on  the  return  on
                    investment, as required hereunder;
            15.1.2 it fails to respect its obligations according to the Debentures or any other agreement relating to this investment;
            15.1.3 any of the representations or covenants of the Company hereunder or under any other agreement in connection with this investment is false or materially misleading.
      15.2 In each of the events above, the Company shall have the right to cure any default within a delay of forty-five (45) days following receipt of written notice from Attorney of the creditors specifying the nature of the default.

16.   Rights In Case Of Default
      16.1 In the event of a default of the Company hereunder as stipulated in paragraph 16, all amount due to the holders of Debentures shall immediately become due and payable without any other formality. The Attorney of the creditors, at his discretion, shall then exercise all rights under the terms of the power attorney agreement for the benefit of the holders of Debentures. In addition the holders may exercise any other right they may have at their disposal.
      16.2 In addition, each Debentures holder shall be entitled to vote, with the Common Shares holders of the Company, at all General Meetings of Shareholders, on the basis of, subject to adjustment as herein provided, 250,000 votes for each Debenture held, less any amount converted.

17.   Preemptive Right
      17.1 In the event the Company issues common shares from its treasury to the public or to institutional or private investors at any time following the Closing Date, each holder of a Debenture shall have the right to subscribe for the new shares to be issued by the Company, at the same price stipulated in the new issue, and for such amount of shares as is necessary to preserve the holder's percentage of shares owned in the Company, the whole as if the holder had converted his Debenture into common shares (as stipulated herein) immediately prior to the new issue. This preemptive right shall expire once the face value of the Debenture has been repaid by the Company in full or the conversion right has been totally exercised. The holder shall exercise this right by advising the Company in writing of his decision, together with the number of common shares the holder is desirous of acquiring, no later than fourteen (14) days following receipt of a notice from the Company giving of the details of the new issue.
      17.2 Notwithstanding the above, the Company shall be entitled to issue, from its treasury, common shares for an amount of three million dollars U.S. (US$3,000,000.00), upon such terms and for such price as the Company, at its sole discretion shall decide.
      17.3 Notwithstanding the above, the Company shall be entitled to issue, from its treasury, common shares to the employees and director, related to the option already granted to directors and employees as stipulated in report to the SEC and the statement of the Company. The Company shall be entitled to grant such option in the future for the directors and employees at its sole discretion.

18.   Prepayment of Debentures
      18.1 The Company shall have the right to repay, in advance, all or part of the face value of Debentures Series "A" at any time, after a given notice of 30 days to the above holder.
      18.2 However, in case of repayment in advance, as above stated, and notwithstanding the period of time elapsed, the holder shall receive the full payment of the return on investment, as stipulated above in paragraphs 2.1 and 2.2, except if the holder has converted all or part of the face value of his Debenture into common shares, as stipulated above.
      18.3 In the case of a repayment in advance the holder shall have the option at his sole discretion to convert all or part of the face value of the Debenture into common shares as stipulated above.
      18.4 In the case of a prepayment, the Company shall advise Attorney of the creditors, who, in turn, shall advise the holder of the prepayment; to be exercised his right to convert, the holder of a Debenture shall give Attorney of the creditors, written notice of his intention, within thirty (30) days after having the written notice from the Attorney of the creditors. The notice shall stipulate the amount of the face value the holder intends to convert into common shares of the Company.

19.   Acceptance
      19.1 The Company shall have no obligation to accept any subscription for Debentures Series "A" before same has been paid in full and accepted by the Company.

20.   Suspensive clause
      20.1 In the event of an act of God and/ or unforseeable event and/or irresistible force (hereinafter called: "Force Majeure") not imputable to the Company, such as: war, embargo, labour disputes, national or international conflicts, political or government problems, payment of the return on investment and/or reimbursement of the capital of the Debentures (face value or residual face value) will be postponed for a period of time equal to the delays occasioned by said Force Majeure.
      20.2 The Company shall advise Attorney of the creditors of any such Force Majeure, who, in turn, shall advise the holders of Debentures.

21.   Applicable Laws
      21.1 This document is subject to the laws of the Province of Quebec, Canada and the State of Delaware, as applicable herein.